                              EXHIBIT 4(g)



                             SIXTH AMENDMENT
                                   TO
                AMENDED AND RESTATED FINANCING AGREEMENT


          THIS SIXTH AMENDMENT (this "Amendment") dated as of November 15, 2001 is entered into by and among DeVry University, Inc., a Delaware corporation (the "Borrower"), the financial institutions who are party to the Credit Agreement referred to below (the "Lenders") and Bank of America, N.A., as Agent for the Lenders (herein, in such capacity, the "Agent").


                          W I T N E S S E T H:

          WHEREAS, the Borrower, the Lenders and the Agent are parties to certain Amended and Restated Financing Agreement dated as of June 12, 1996 (as heretofore amended, called the "Credit Agreement"; terms used but not otherwise defined herein are used herein as defined in the Credit Agreement);

          WHEREAS, the Borrower desires to amend the Credit Agreement in certain respects; and

          WHEREAS, subject to the terms and conditions set forth herein the Agent and the Lenders are willing to so amend the Credit Agreement.

          NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Borrower, the Agent and the Lenders hereby agree as follows:

          SECTION 1.  AMENDMENTS.
                      ----------
          In reliance on the Borrower's warranties set forth in Section 3 below, as of the date hereof the Credit Agreement is hereby amended as follows:

          1.1 Paragraph 1(A) of the Credit Agreement is amended so that the definition of "Fixed Charge Coverage Ratio" shall read in its entirety as follows:

              "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of DeVry's (i) EBIT for such period, plus depreciation and lease expense, in each case to the extent included in determining such net income (excluding, however, lease expenses for student housing leases for terms of less than 18 months), plus the aggregate cash proceeds of sales and other dispositions of DeVry's or Subsidiaries' assets received during such period, plus federal income tax refunds received by DeVry during such period arising from losses of DeVry and its Affiliates from prior periods, less Capital Expenditures in respect of such period, to (ii) pro forma interest expense and Fee Expenses accruing during such period calculated as if any Indebtedness incurred in connection with a Permitted Transaction was incurred on the first day of such period plus lease expense included in determining such net income (excluding, however, lease expenses for student housing leases for terms of less than 18 months).

          1.2 Paragraph 16(A)(ii) of the Credit Agreement is amended to read in its entirety as follows:

               (i)  Maintain a Fixed Charge Coverage Ratio of not less than
          2.25.1 for each four consecutive Fiscal Quarter period ending on or before September 30, 2001 and not less than 1.50:1 for each succeeding four consecutive Fiscal Quarter period ending thereafter; provided, that each component of the definition of Fixed Charge Coverage Ratio shall be calculated over the then applicable four consecutive Fiscal Quarter period; and

          1.3 Paragraph 16 of the Credit Agreement is amended by deleting in its entirety Paragraph 16(B).

          1.4 Paragraph 18(A) of the Credit Agreement is hereby amended to read in its entirety as follows:

              "(A) Term.  This Agreement shall terminate on February 1, 2004
               ("Termination Date"), subject to the terms and provisions of Paragraph 22(E) and of any other provisions of this Agreement or any other Loan Document which specifically provides for the continuation of obligations, duties, representations and warranties beyond such termination. Upon the Termination Date, all of Borrower's Obligations to Agent and each Lender, whether or not incurred under this Agreement, or any amendment or supplement thereto, under any Revolving Note, any other Loan Document or otherwise, shall become immediately due and payable without notice or demand."

          1.5 Exhibit C, Annex I, is amended to read in its entirety as set forth in Annex I hereto.


          SECTION 2.  WARRANTIES.
                      ----------
          To induce the Agent and the Lenders to enter into this Amendment, the Borrower warrants to the Agent and the Lenders as of the date hereof that:

          (a) The representations and warranties contained in the Credit Agreement and Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date); and

          (b)  No Default or Event of Default has occurred and is continuing.

          SECTION 3.     GENERAL.

          (a) As hereby modified, the Credit Agreement shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects.

          (b) This Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Lenders and the Agent and respective successors and assigns of the Lenders and the Agent.

          (c) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

                                                                    ANNEX I
                       FIXED CHARGE COVERAGE RATIO
                       ---------------------------
                                 ($000)

                                                  For the 4 Fiscal
Numerator                                         Quarter Period Ended
---------                                         --------------------
EBIT

+    Depreciation                                 $
                                                   ---------------

+    Lease Expense*                               $
                                                   ---------------
+    Cash Proceeds From Sale of Assets            $
                                                   ---------------
+         Federal Income Tax Refunds              $
                                                   ---------------
-    Capital Expenditures                         $
                                                   ---------------
=    Total Numerator                              $
                                                   ---------------


Denominator
-----------
Pro Forma Interest Expense

+    Agents Fee                                   $
                                                   ---------------
+    Letter of Credit Fees                        $
                                                   ---------------
+    Pro Forma Revolving Loan Commitment Fees     $
                                                   ---------------
+    Lease Expenses*                              $
                                                   ---------------
=    Total Denominator                            $
                                                   ---------------

ACTUAL RATIO

VS.

ALLOWABLE MINIMUM                                 1.50:1

*To include related figures associated with Permitted Transactions.

                           DEBT COVERAGE RATIO
                           -------------------
                                 ($000)

                                                  For the Fiscal
                                                  Quarter Ended
                                                  --------------

Numerator
---------
Average daily aggregate pro forma Indebtedness    $
  for then ending Fiscal Quarter                   ---------------


Denominator
-----------
EBITDA (for the then ending and
  three immediately preceding
  Fiscal Quarters)

-    3,500,000


=    Total Denominator                            $
                                                   ----------------

ACTUAL

VS.

ALLOWABLE MAXIMUM:                                2.00:1



                        OTHER FINANCIAL COVENANTS
                        -------------------------
                                 <$000)

                                         Actual    Allowable
                                         ------    ---------
Consolidated Tangible Net Worth          $         Minimum of $5,000,000+
                                                   (.75 X Consolidated Net
                                                   Income) for each Fiscal
                                                   Quarter since June 30, 1996

Delivered at Chicago, Illinois, as of the date and year first above written.

                                   DEVRY UNIVERSITY, INC.

                                   By:

                                      Title:


                                   BANK OF AMERICA, N.A., as Agent

                                   By:

                                      Title:


                                   BANK OF AMERICA, N.A., as Lender

                                   By:

                                      Title:


                                   THE NORTHERN TRUST COMPANY

                                   By:

                                      Title:


                                   HARRIS TRUST AND SAVINGS BANK

                                   By:

                                      Title:

        The undersigned hereby (i) acknowledge the foregoing amendments,
(ii) acknowledge that their respective Guaranties continue to guaranty the obligations of the Borrower arising under the Credit Agreement, as amended hereby and (iii) and reaffirm their respective duties and obligations arising under the Loan Documents to which each is a party.


                                   DEVRY INC.

                                   By:

                                   Its:


                                   BECKER CPA REVIEW CORP. (f/k/a
                                   DEVRY CPA REVIEW CORP.)

                                   By:

                                   Its:


                                   DEVRY/BECKER EDUCATIONAL
                                   DEVELOPMENT CORP. (f/k/a DEVRY
                                   EDUCATIONAL DEVELOPMENT CORP.)

                                   By:

                                   Its:


                                   DEVRY EDUCATIONAL PRODUCTS, INC.

                                   By:

                                   Its:


                                   DEVRY EDUCATIONAL DEVELOPMENT CORP.

                                   By:

                                   Its:

                                   BECKER CPA REVIEW, INC.

                                   By:

                                   Its:


                                   DEVRY/NEW YORK, INC.

                                   By:

                                   Its:


                                   DEVRY LEASING CORPORATION

                                   By:

                                   Its:


                                   BECKER C-D LLC
                                   By: Becker CPA Review, Inc., its sole member

                                   By:

                                   Its:


                                   DEVRY COLORADO LLC
                                   By: DeVry University, Inc., its sole member

                                   By:

                                   Its:


                                   DEVRY FLORIDA, INC.

                                   By:

                                   Its: